     As filed with the Securities and Exchange Commission on April 14, 2000
                                          Registration No. _____________________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------


                                TROY GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      33-0807798
    (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                    Identification No.)

      2331 SOUTH PULLMAN STREET
       SANTA ANA, CALIFORNIA                                   92705
    (Address of Principal Executive Offices)                 (Zip Code)
                              ---------------------

                                TROY GROUP, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                             ----------------------

                                 PATRICK J. DIRK
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                TROY GROUP, INC.
                            2331 SOUTH PULLMAN STREET
                           SANTA ANA, CALIFORNIA 92705
                     (Name and address of agent for service)

                                 (949) 250-3280
          (Telephone number, including area code, of agent for service)
                            -------------------------

                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                          PROPOSED MAXIMUM
     TITLE OF SECURITIES                                 OFFERING PRICE PER     PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
       TO BE REGISTERED     AMOUNT TO BE REGISTERED(1)        SHARE(2)              OFFERING PRICE(2)         REGISTRATION FEE
-------------------------- ---------------------------- ---------------------- ---------------------------- ----------------------
Common Stock, par value
$.01 per share ..........       1,500,000 shares               $18.50                  $27,750,000                 $7,326
-------------------------- ---------------------------- ---------------------- ---------------------------- ----------------------
==================================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average between the high and low sales prices of the Registrant's Common Stock on April 11, 2000, as reported by the Nasdaq National Market.
================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of Common Stock, $.01 par value per share, of Troy Group, Inc. (the "Company") to be issued pursuant to the Company's 1998 Stock Incentive Plan (the "Plan") bringing the total number of shares issuable thereunder and registered under the Securities Act of 1933 to 2,700,000. Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8, dated October 22, 1999 (Reg. No. 333-89589) which was previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

ITEM 8.  EXHIBITS.

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of McGladrey & Pullen, LLP (filed herewith electronically).

24.1 Power of Attorney (included on page 2 of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on April 14, 2000.

                                   TROY GROUP, INC.

                                   By: /s/ Patrick J. Dirk
                                      ------------------------------------------
                                       Patrick J. Dirk
                                       Its: Chairman of the Board and
                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Dirk and Del L. Conrad, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 14, 2000 by the following persons in the capacities indicated.

SIGNATURE                                                     TITLE
---------                                                     -----
/s/ PATRICK J. DIRK                    Chairman  of  the  Board,   Chief  Executive  Officer  and
-----------------------------------    Director (Principal Executive Officer)
Patrick J. Dirk

/s/ DEL L. CONRAD                      Chief   Financial   Officer,   Treasurer   and   Secretary
-----------------------------------      (Principal Financial and Accounting Officer)
Del L. Conrad

/s/ ROBERT S. MESSINA                  President, Chief Operating Officer and
-----------------------------------    Director
Robert S. Messina

/s/BRIAN P. DIRK                       Vice President and Director
-----------------------------------
Brian P. Dirk

/s/ NORMAN B. KEIDER                   Director
-----------------------------------
Norman B. Keider

/s/ JOHN B. ZAEPFEL                    Director
-----------------------------------
John B. Zaepfe

/s/ WILLIAM P. O'REILLY                Director
-----------------------------------
William P. O'Reilly

/s/ GENE A. BIER                       Director
-----------------------------------
Gene A. Bier

/s/ DR. HAROLD L. CLARK                Director
-----------------------------------
Dr. Harold L. Clark

                                INDEX TO EXHIBITS

NO.        ITEM                                            METHOD OF FILING
---        ----                                            ----------------
5.1      Opinion and Consent of Oppenheimer Wolff &
         Donnelly LLP..................................... Filed.herewith electronically.

23.1     Consent of Oppenheimer Wolff & Donnelly LLP...... Included in Exhibit 5.1.

23.2     Consent of McGladrey & Pullen, LLP............... Filed.herewith electronically.

24.1     Power of Attorney................................ Included on page 2 of this Registration Statement.